                                   LINCOLN NATIONAL
                                  LIFE INSURANCE CO.

                        A PART OF LINCOLN NATIONAL CORPORATION



                                   ANNUITY CONTRACT


                     FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

                               BENEFIT PAYMENT OPTIONS

                                  NON-PARTICIPATING



The Lincoln National Life Insurance Company (LNL) agrees to provide the benefits and other rights described in this Contract in accordance with the terms of this Contract.

NOTICE OF 10-DAY RIGHT TO EXAMINE CONTRACT. WITHIN 10 DAYS AFTER THIS CONTRACT IS FIRST RECEIVED, IT MAY BE CANCELLED FOR ANY REASON WITHOUT PENALTY (E.G., NO SURRENDER CHARGE WILL BE DEDUCTED) BY DELIVERING OR MAILING IT TO THE HOME OFFICE OF LNL, OR BY CANCELING THE CONTRACT THROUGH LNL'S INTERNET SERVICE CENTER. THE PURCHASE PAYMENT WILL BE INVESTED IN THE LINCOLN NATIONAL MONEY MARKET FUND DURING THIS FREE LOOK PERIOD. UPON CANCELLATION, LNL WILL RETURN THE VALUE OF ANY PAYMENTS MADE TO THE VARIABLE ACCOUNT.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT (SEE SECTIONS 2 AND 3).

Signed for the Lincoln National Life Insurance Company at its Home Office in Fort Wayne, Indiana.








     JON A BOSCIA, PRESIDENT                 NANCY J. ALFORD, VICE PRESIDENT


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                                    CONTRACT DATA


CONTRACT NUMBER:              XX-0123456


CONTRACT OWNER INFORMATION

                              PRIMARY                    JOINT
                              -------                    -----
CONTRACT OWNER:               Abraham Lincoln            Mary Lincoln

CONTRACT OWNER ADDRESS:       1080 Spruce Street         1080 Spruce Street
                              Indianapolis, IN  46520    Indianapolis, IN  46520

CONTRACT OWNER SSN/TAX ID:    123-45-6789                234-56-7890


ANNUITANT INFORMATION

ANNUITANT:                    Abraham Lincoln     DATE OF BIRTH:  2/17/1938
SEX:                          Male

CONTINGENT ANNUITANT:         Mary Lincoln        DATE OF BIRTH:  4/12/1938
SEX:                          Female

CONTRACT INFORMATION

TYPE OF CONTRACT:             Non-Qualified
EFFECTIVE DATE:               July 1, 1998
MATURITY DATE                 July 1, 2048
PRODUCT:                      [eAnnuity]
PURCHASE PAYMENT:             $1,500.00
PURCHASE PAYMENT FREQUENCY:   Monthly
PURCHASE PAYMENT ALLOCATION:  25% Lincoln National Managed Fund, Inc.
                              75% Lincoln National Growth and Income Fund, Inc.


BENEFICIARY INFORMATION

Beneficiary Name:             Todd Lincoln
Relationship:                 son


LINCOLN NATIONAL LIFE INSURANCE COMPANY CONTACT INFORMATION

Lincoln National Life Insurance Company
P.O. Box 2340
Fort Wayne, IN  46801

URL:  http:\\www.[annuitynet].com


Form 28977

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VARIABLE ACCOUNT

There are currently [fourteen] Subaccounts in the Variable Account available to the Owner. The Owner may direct Purchase Payments under the Contract to any of the available Subaccounts, subject to limitations. The amounts allocated to each Subaccount will be invested at net asset value in the shares of one of the
regulated investment companies (the Funds or Series).   The Funds or Series are:

1.   [Lincoln National Growth and Income Fund, Inc.]
2.   [Lincoln National Bond Fund, Inc.]
3.   [Lincoln National Money Market Fund, Inc.]
4.   [Lincoln National Managed Fund, Inc.]
5.   [Lincoln National Special Opportunities Fund, Inc.]
6.   [Lincoln National Global Asset Allocation Fund, Inc.]
7.   [Lincoln National Equity Income Fund, Inc.]
8.   [Lincoln National Aggressive Growth Fund, Inc.]
9.   [Lincoln National Capital Appreciation Fund, Inc.]
10.  [Lincoln National Social Awareness Fund, Inc.]
11.  [Lincoln National International Fund, Inc.]
12.  [Delaware Group Premium Fund, Inc. Trend Series]
13.  [Delaware Group Premium Fund, Inc. Decatur Total Return Series]
14.  [Delaware Group Premium Fund, Inc. Global Bond Series]
15.  [Other Funds or Series made available by LNL]

See Section 2.03 for provisions governing any limitations, substitution or elimination of Funds or Series.


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ARTICLE 1
DEFINITIONS

Account or Variable Account -- Lincoln National Variable Annuity Account C, the segregated investment account into which the Lincoln National Life Insurance Company sets aside and invests the assets attributable to this variable annuity Contract. The Variable Account is a unit investment trust registered with the SEC under the Investment Company Act of 1940.

Accumulation Unit -- A unit of measure used to calculate the Contract Value during the accumulation period and in other ancillary computations.

Annuitant -- The person upon whose life the annuity benefit payments made after the Annuity Commencement Date will be based.

Annuity Commencement Date -- The date when the funds are withdrawn for payment of annuity benefits under the Annuity Payment Option selected.

Annuity Payment Option - Any of the forms of annuity benefit payments allowed under this Contract.

Annuity Unit -- A unit of measure, used after the Annuity Commencement Date, to calculate the amount of variable annuity benefit payments.

Beneficiary -- The person or entity designated by the Owner to receive the Death Benefit, if any, payable upon the death of the Owner.

Code -- The Internal Revenue Code (IRC) of 1986, as amended.

Contract -- The agreement between LNL and the Owner in which LNL provides a variable annuity.

Contract Surrender Value -The Contract Value less any applicable Surrender Charges.

Contract Value -- The sum of the values of all the Accumulation Units attributable to this Contract at a given time.

Contract Year -- Each one year period from the anniversary of the effective date on the Contract Data page to the anniversary of that date in the following year.

Death Benefit -- The amount payable to the Owner's designated Beneficiary upon death of the Owner.

Fund - Any of the mutual funds into which Purchase Payments are allocated.

Home Office -- The principal office of LNL located at 1300 South Clinton Street, Fort Wayne, Indiana 46802, or an institution designated by LNL.

Individual Retirement Annuity (IRA) -- A retirement plan qualified for special tax treatment under the Code, including traditional IRAs under section 408 and Roth IRAs under section 408A.

Internet Service Center - The Internet site LNL maintains specifically for this Contract to provide variable annuity contract information and other information to current and prospective annuity Contract Owners and through which various transactions may be performed. Certain of these transactions may require faxed or mailed signatures. The URL for the Internet Service Center can be found on the Contract Data page.

LNL -- The Lincoln National Life Insurance Company.


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Maturity Date -- The date specified on the Contract Data page. This is the date at which annuitization will automatically occur.  This date may be changed.

Net Asset Value Per Share - The market value of a Fund or Series share calculated each day by taking the closing market value of all securities owned, adding the value of all other assets (such as cash), subtracting all liabilities, and then dividing the result (total net assets) by the number of shares outstanding.

Owner -- The individual or entity who exercises rights of ownership under this Contract.

Purchase Payments -- Amounts paid into this Contract.

Series - Any of the underlying portfolios of the [Delaware Group Premium Fund, Inc.] in which Purchase Payments allocated to the Variable Account are indirectly invested.

Subaccount -- That portion of the Variable Account which invests in shares of a particular Fund or Series. There is a separate Subaccount that corresponds to each Fund and Series.

Surrender Charge -- The charge assessed on premature withdrawals or surrender of the Contract, calculated according to the Contract provisions.

Valuation Date -- Close of the stock market of each day that the New York Stock Exchange (NYSE) is open for business.

Valuation Period -- The period commencing at the close of trading on the NYSE on a particular Valuation Date and ending at the close of trading on the NYSE on the next succeeding Valuation Date.


ARTICLE 2
PURCHASE PAYMENTS, OPTIONS, AND BENEFITS


2.01 WHERE PAYABLE

All Purchase Payments must be made either to LNL at its Home Office or through the Internet Service Center.


2.02 AMOUNT AND FREQUENCY

The minimum initial Purchase Payment is $1,000. The minimum subsequent payment to the Contract at any one time must be at least $100.00. Purchase Payments may be made until the earliest of the Annuity Commencement Date, the surrender of the Contract, the Maturity Date, or payment of any Death Benefit. LNL reserves the right to limit the sum of Purchase Payments made under this Contract to $5,000,000.


2.03 VARIABLE ACCOUNT

Purchase Payments under the Contract are allocated to the Variable Account. The Variable Account is for the exclusive benefit of persons entitled to receive benefits under variable annuity contracts. The Variable Account will not be charged with the liabilities arising from any other part of LNL's business. The Owner may direct Purchase Payments under the Contract to any of the available Subaccounts. The amounts allocated to each Subaccount will be invested at net asset value in the shares of one of the Funds or Series. The Funds and Series are shown on the Contract Data page.

LNL reserves the right to eliminate the shares of any Fund or Series and substitute the securities of a different Fund,


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Series, investment company or mutual fund if the shares of a Fund or Series are no longer available for investment, or, if in the judgment of LNL, further investment in any Fund or Series should become inappropriate in view of the purposes of the Contract. LNL may add new Subaccounts investing in a new Fund or Series. LNL will give the Owner notice of the elimination and substitution of any Fund or Series within fifteen days after such substitution occurs. Such notice will be posted on the Internet Service Center, and sent to the Owner's last known e-mail address. Any such elimination, substitution or addition will be subject to compliance with any applicable regulatory requirements.

LNL will use each Purchase Payment allocated to the Variable Account by the Owner to buy Accumulation Units in the Subaccount(s) selected by the Owner. The number of Accumulation Units purchased will be determined by dividing the amount directed to the Subaccount by the dollar value of an Accumulation Unit in such Subaccount as of the next valuation of such Subaccount immediately following LNL's receipt of the Purchase Payment. The number of Accumulation Units held for an Owner in a Subaccount will not change simply because of a change in the dollar value of those Units.


2.04 VALUATION OF ACCUMULATION UNITS

The Contract Value at any time prior to the Annuity Commencement Date equals the sum of the values of the Accumulation Units credited in the Subaccounts under the Contract.

The value of a Subaccount on any Valuation Date is the number of Accumulation Units in the Subaccount multiplied by the value of an Accumulation Unit in the Subaccount at the end of the Valuation Period.

Accumulation Units for each Subaccount are valued separately. Initially, the value of an Accumulation Unit was arbitrarily established at the inception of the Subaccount. It may increase or decrease from Valuation Period to Valuation Period. The Accumulation Unit value for a Subaccount for any later Valuation Period is determined as follows:

     (1) THE TOTAL VALUE OF FUND OR SERIES SHARES HELD IN THE SUBACCOUNT is calculated by multiplying the number of Fund or Series shares owned by the Subaccount at the beginning of the Valuation Period by the Net Asset Value Per Share of the Fund or Series at the end of the Valuation Period, and adding any dividend or other distribution of the Fund or Series if an ex-dividend date occurs during the Valuation Period; MINUS

     (2) THE LIABILITIES OF THE SUBACCOUNT AT THE END OF THE VALUATION PERIOD (such liabilities include daily charges imposed on the Subaccount, and may include a charge or credit with respect to any taxes paid or reserved for by LNL that LNL determines are as a result of the operations from the Variable Account); the result DIVIDED BY

     (3) THE OUTSTANDING NUMBER OF ACCUMULATION UNITS IN THE SUBACCOUNT AT THE BEGINNING OF THE VALUATION PERIOD.

The daily charges imposed on a Subaccount for any Valuation Period represent the annuity asset charge adjusted for the number of calendar days in the Valuation Period. On an annual basis the annuity asset charge will not exceed 0.55%. The Accumulation Unit value and Annuity Unit value may increase or decrease the dollar value of benefits under the Contract. The dollar value of benefits will not be adversely affected by expenses incurred by LNL.


2.05 TRANSFERS

Prior to the earlier of:

     (1)  the Maturity Date;
     (2)  surrender of the Contract;
     (3)  payment of any Death Benefit; or


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     (4)  the Annuity Commencement Date;

the Owner may direct a transfer of assets from one Subaccount to another Subaccount.

A transfer will result in the purchase of Accumulation Units in one Subaccount and the redemption of Accumulation Units in the other Subaccount. Such a transfer will be accomplished at relative Accumulation Unit values as of the Valuation Date the transfer request is received.

LNL does not currently charge for this service. However, LNL reserves the right to impose a charge in the future for transfers between Subaccounts. In addition, LNL reserves the right to refuse a transfer if, in the investment advisor's judgement, LNL would be unable to invest effectively according to the Fund's or Series' investment objectives as a result of such a transfer. LNL reserves the right to revise the transfer privilege at any time.


2.06 WITHDRAWAL OPTION

The Owner may withdraw a part of the surrender value of this Contract, subject to a Surrender Charge (see section 2.08). The withdrawal will be effective on the Valuation Date on which LNL receives a request:

     (1)  in writing at its Home Office; or
     (2)  through the Internet Service Center.

The minimum withdrawal is $300. Partial withdrawals will not be permitted if they lower the Contract Value below $1,000. LNL reserves the right to surrender this Contract if any withdrawal reduces the total Contract Value to a level in which this Contract may be surrendered in accordance with the terms set forth in the nonforfeiture law, applicable in the Owner's home state, for individual deferred annuities. LNL may surrender the Contract for its surrender value.

The request should specify from which Subaccount the withdrawal will be made. If no Subaccount is specified, LNL will withdraw the amount requested on a pro-rata basis from each Subaccount. Any cash payment will be mailed or electronically transferred from LNL's Home Office within seven days after the date of withdrawal; however, LNL may be permitted to defer such payment under the Investment Company Act of 1940, as in effect at the time such request for withdrawal is received.

The withdrawal option is not available after the Annuity Commencement Date.


2.07 SURRENDER OPTION

The Owner may surrender this Contract for its surrender value. On surrender, this Contract terminates. Surrender will be effective on the Valuation Date on which LNL receives a written request at its Home Office or a request through the Internet Service Center. The Contract Surrender Value will be the total Contract Value on the Valuation Date, less any Surrender Charge.

Payment will be made within seven days after the date of surrender; however, LNL may be permitted to defer such payment under the Investment Company Act of 1940, as in effect at the time a request for surrender is received at its Home Office.

The surrender option is not available after the Annuity Commencement Date.


2.08 SURRENDER CHARGE

The Surrender Charge is calculated as follows:


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                         Surrender
Number of complete       Charge (as a
Contract years           percentage of
Since initial payment    Contract
was invested             Value withdrawn)

1 year or less           3%
More than 1 year         2%
More than 2 years        1%
More than 3 years        0%


2.09 WAIVER OF SURRENDER CHARGES

A surrender of this Contract or withdrawal of Contract Value prior to the Annuity Commencement Date may be subject to a Surrender Charge, except that such charges do not apply to:

     (1) a surrender of the Contract as a result of the death of the Owner; or in the case of joint Owners, the death of one of the Owners; or
     (2)  annuitization of the Contract as provided for in Article 3.

The Surrender Charge will only be waived if LNL is in receipt of proof, acceptable to LNL, of the exception.

If a non-natural person is the Owner of the Contract, the Annuitant will be considered the Owner of the Contract for purposes of (1) above.


2.10 DEATH OF OWNER

BEFORE THE ANNUITY COMMENCEMENT DATE

     ENTITLEMENT

     If there is a single Owner, upon the death of the Owner LNL will pay a Death Benefit to the designated Beneficiary(s). If the designated Beneficiary is the surviving spouse of the deceased Owner, the designated Beneficiary may elect to continue the Contract as the new Owner in lieu of receiving the Death Benefit. If there are no designated Beneficiaries, LNL will pay a Death Benefit to the Owner's estate. Upon the death of the designated Beneficiary who continues the Contract as the new Owner, LNL will pay a Death Benefit to the designated Beneficiary(s) named by the spouse as new Owner.

     If there are joint Owners, upon the death of the first joint Owner, the surviving joint Owner, as the spouse of the deceased joint Owner, may either continue the Contract as sole Owner or receive a Death Benefit. Upon the death of the joint Owner who continues the Contract, LNL will pay a Death Benefit to the designated Beneficiary(s).

     The Death Benefit will be paid if LNL is in receipt of:

          (1)  proof of death acceptable to LNL;
          (2)  authorization for payment; and
          (3)  all claim forms, fully completed.

     Proof of death may be:

          (1)  a certified copy of a death certificate;


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          (2)  a certified copy of the statement of death from the attending physician;
          (3) a certified copy of a decree of a court of competent jurisdiction as to the findings of death; or
          (4)  any other proof of death acceptable to LNL.

     All Death Benefit payments will be subject to the laws and regulations governing death benefits.

     Notwithstanding any provision of this Contract to the contrary, no payment of Death Benefits provided under the Contract will be allowed that does not satisfy the requirements of Code section 72(s) or 401(a)(9), as applicable, and as amended from time to time.

     DETERMINATION OF AMOUNTS

     In the case of the death of the Owner, or in the case of joint Owners, one of the Owners; this Contract provides a Death Benefit equal to the Contract Value. If the Owner is a corporation or other non-individual person (non-natural person), the death of the Annuitant will be treated as the death of the Owner.


     PAYMENT OF AMOUNTS

     The Death Benefit payable on the death of the Owner, or after the death of the first joint Owner, or upon the death of the spouse who continues the Contract, will be distributed to the designated Beneficiary(s) as follows:

          (1) The Death Benefit must be completely distributed within five years of the Owner's date of death; or
          (2) The designated Beneficiary may elect, within the one year period after the Owner's date of death, to receive the Death Benefit in substantially equal installments over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of such designated Beneficiary, provided that such distributions begin not later than one year after the Owner's date of death.

     If a lump sum settlement is elected, the proceeds will be paid within seven days of approval by LNL of the claim. This payment may be postponed as permitted by the Investment Company Act of 1940.

ON OR AFTER THE ANNUITY COMMENCEMENT DATE

     If the Owner dies on or after the Annuity Commencement Date, any remaining benefits payable will continue to be distributed under the Annuity Payment Option then in effect. All of the Owner's rights granted by the Contract will pass to the joint Owner, if any; otherwise to the designated Beneficiary.

     If there is no named Beneficiary at the time of the Owner's death, then the Owner's rights will pass to the Annuitant, if applicable. If no named Beneficiary, Annuitant, or joint Annuitant survives the Owner, any remaining annuity benefit payments will continue to the Owner's estate.


2.11 DEATH OF ANNUITANT

BEFORE THE ANNUITY COMMENCEMENT DATE

     If the Annuitant is also the Owner or a joint Owner, then the Death Benefit paid will be subject to the Contract provisions regarding death of the Owner. If the surviving spouse of the Owner/Annuitant assumes the Contract, the contingent Annuitant becomes the Annuitant. If no contingent Annuitant is named, the surviving spouse becomes the Annuitant.

     If an Annuitant who is not the Owner or joint Owner dies, then the contingent Annuitant, if any, becomes the


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     Annuitant. If no contingent Annuitant is named, the Owner (or the younger of the joint Owners) becomes the Annuitant.

ON OR AFTER THE ANNUITY COMMENCEMENT DATE

     On receipt of proof of death, as described in Section 2.10, of the Annuitant or both joint Annuitants, any remaining annuity benefit payments under the Annuity Payment Option will be paid to the Owner, if living, otherwise, to the Beneficiary. If there is no Beneficiary, any remaining benefit payments will continue to the Annuitant's estate.



ARTICLE 3
ANNUITY PAYOUT OPTION
BENEFITS


3.01 ANNUITY PAYMENTS

An election to receive payments under an Annuity Payment Option must be made before the Maturity Date.

If an Annuity Payment Option is not chosen before the Maturity Date, payments will commence to the Owner on the Maturity Date under the Annuity Payment Option which provides a life annuity with annuity payments guaranteed for 10 years.

The Maturity Date may be deferred upon request (either in writing or through the Internet Service Center) by the Owner and any Beneficiary who cannot be changed. Purchase Payments may be made until the new Maturity Date.


3.02 CHOICE OF ANNUITY PAYMENT OPTION

BY OWNER -- Before the Annuity Commencement Date, the Owner may choose or change any Annuity Payment Option.

BY BENEFICIARY -- At the time proceeds are payable to a Beneficiary, a Beneficiary may choose or change any Annuity Payment Option that meets the requirements of Code section 72(s) or 401(a)(9) if proceeds are available to the Beneficiary in a lump sum. The Beneficiary then becomes the Annuitant.

A choice or change must be in writing to LNL, or through the Internet Service Center.

After the Annuity Commencement Date, the Annuity Payment Option may not be changed.


3.03 ANNUITY PAYMENT OPTIONS

(1) Life annuity / life annuity with guaranteed period -- payments will be made for life with no period certain, for life with a 10 year period certain, or for life with a 20 year period certain.

(2) Joint life annuity / joint life annuity with guaranteed period -- payments will be made during the joint life of the Annuitant and a joint Annuitant of the Owner's choice. Payments will be made for life with no period certain, for life with a 10 year period certain, or for life with a 20 year period certain. Payments continue for the life of the survivor at the death of the Annuitant or joint Annuitant.

(3)  Other Annuity payment Options may be offered by LNL from time to time.


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The amount of annuity payment will depend on the age and sex (except in cases where unisex rates are required) of the Annuitant as of the Annuity Commencement Date. Annuity payments will be made once each month. The Contract Value and Annuity Unit value used to effect benefit payments will be calculated as of the Annuity Commencement Date and each monthly anniversary of the Annuity
Commencement Date.   Payments will be made within fourteen days after the
Annuity Commencement Date and monthly anniversaries.

3.04 DETERMINATION OF THE AMOUNT OF THE FIRST VARIABLE ANNUITY PAYMENT
Article 6 of this Contract illustrates the minimum payment amounts and the age adjustments that will be used to determine the first monthly payment under a variable Annuity Payment Option. The tables show the dollar amount of the first monthly payment that can be purchased with each $1,000 of Contract Value, after deduction of any applicable premium taxes. Amounts shown use the 1983 'a' individual annuity mortality table, modified, with an assumed rate of return of 5% per year.

3.05 DETERMINATION OF THE AMOUNT OF SUBSEQUENT VARIABLE ANNUITY PAYMENTS

The first variable annuity payment is sub-divided into components, each of which represents the product of:

     (1) the percentage elected by the Contract Owner of a specific Subaccount; and
     (2)  the entire first variable annuity payment.

On the Annuity Commencement Date, the Contract is credited with Annuity Units for each Subaccount. The number of Annuity Units credited is computed by dividing the component of the first payment for that Subaccount by the Annuity Unit value for that Subaccount. Each component of each variable annuity payment after the first payment will be determined by multiplying the Annuity Unit value for that Subaccount on the monthly anniversary of the Annuity Commencement Date by the number of Annuity Units attributable to that Subaccount. The total variable annuity payment will be the sum of the payments attributable to each Subaccount. In the absence of transfers between Subaccounts, the number of Annuity Units attributable to each Subaccount remains constant, although the Annuity Unit values will vary with the investment performance of the Funds and Series.

The Annuity Unit value for any Valuation Period for any Subaccount is determined by multiplying the Annuity Unit value for the immediately preceding Valuation Period by the product of (A) and (B), where:

     (A) is 0.999866337 raised to a power equal to the number of days in the current Valuation Period; and

     (B) is the Accumulation Unit value of the same Subaccount for this Valuation Period divided by the Accumulation Unit value of the same Subaccount for the immediately preceding Valuation Period.

LNL will value all assets in the Subaccount in accordance with the provisions of applicable laws, rules, and regulations. The determination by LNL of the value of an Accumulation Unit or of an Annuity Unit, consistent with the above described methodology, will be binding on the Owner(s) and any Beneficiaries.

LNL guarantees that the dollar amount of each payment after the first will not be affected by variations in mortality experience from mortality assumptions on which the first payment is based.

After the Annuity Commencement Date, the Owner may direct a transfer of assets from one Subaccount to another. Such transfers will be limited to three (3) per Contract Year.

A transfer from one Subaccount to another Subaccount will result in the purchase of Annuity Units in one Subaccount, and the redemption of Annuity Units in the other Subaccount. Such a transfer will be accomplished at relative Annuity Unit values as of the Valuation Date the transfer request is received.


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3.06 PROOF OF AGE

Payment will be subject to proof of age acceptable to LNL, such as a certified copy of a birth certificate.


3.07 EVIDENCE OF SURVIVAL

If payments depend upon the continuing life of an annuitant, then LNL may require proof that the annuitant is alive when each payment is due.

3.08 CHANGE IN ANNUITY PAYMENT OPTION

The Annuity Payment Option may not be changed after the Annuity Commencement
Date.


ARTICLE 4
BENEFICIARY


4.01 DESIGNATION

The Owner may designate a Beneficiary(s). Unless there are joint Owners, the designated Beneficiary(s) will receive the Death Benefit proceeds upon the death of the Owner.

If there are joint Owners, the surviving joint Owner will receive the Death Benefit proceeds upon the death of the first joint Owner. The surviving joint Owner will be treated as the primary, designated Beneficiary. Any other Beneficiary designation on record at the time of death of the first joint Owner will be treated as a contingent Beneficiary.

If the surviving joint Owner, as spouse of the deceased joint Owner, continues the Contract as the sole Owner in lieu of receiving the Death Benefit proceeds, then the designated Beneficiary(s) will receive the Death Benefit proceeds upon the death of the surviving spouse.

Unless otherwise stated in the Beneficiary designation, designated Beneficiaries will share the Death Benefit equally.


4.02 CHANGE

The Owner may change any designated Beneficiary, unless prohibited by the previous designation. A change of Beneficiary will then revoke any previous designation.

A change may be made either by filing a written request, in a form acceptable to LNL, at its Home Office, or through the Internet Service Center. The change will become effective upon receipt of the request by LNL.


4.03 DEATH

Unless otherwise provided in the Beneficiary designation, if any Beneficiary dies before the Owner, that Beneficiary's interest will go to any other named Beneficiaries, according to their respective interests. If there are no other named Beneficiaries, benefits will be paid to the contingent Beneficiary(s), if any. Before the Annuity Commencement Date, if no Beneficiary or contingent Beneficiary survives the Owner the proceeds will be paid to the Owner's estate.

Once a Beneficiary is entitled to Death Benefit proceeds, the Beneficiary may name his or her own Beneficiary(s) to receive any remaining benefits due under the Contract, should the Beneficiary die prior to receipt of all benefits. If no

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Beneficiary is named, or if the named Beneficiary predeceases the original
Beneficiary, any remaining benefits will continue to the original Beneficiary's estate. This designation must be made to the LNL Home Office or through the Internet Service Center.


ARTICLE 5
GENERAL PROVISIONS


5.01 THE CONTRACT

The Contract, the application, and any riders attached to the Contract constitute the entire Contract. Only the president, a vice president, the secretary or an assistant secretary of LNL has the power, on behalf of LNL, to change, modify, or waive any provisions of this Contract.

LNL reserves the right to unilaterally change the Contract for the purpose of keeping the Contract in compliance with federal or state law.

Any changes, modifications, or waivers must be in writing. No representative or person other than the above named officers has authority to change or modify this Contract or waive any of its provisions. All terms used in this Contract will have their usual and customary meaning except when specifically defined.

5.02 THE INTERNET SERVICE CENTER

The Internet Service Center is maintained to provide information to current and prospective customers and to enable various transactions. For security LNL may issue the Owner a PIN or password. The Owner is responsible for any use of this PIN or password. For legal reasons certain transactions require a document with a signature (faxed or mailed). E-mailed requests for transactions that require a signature will not be processed. Detailed instructions on how to perform various transactions such as transferring funds from one Subaccount to another Subaccount, changing the Beneficiary or making a withdrawal can be found at LNL's Internet Service Center. These procedures must be followed. The Owner agrees to receive all required documents through LNL's Internet Service Center. Documents will be considered to be delivered to the Owner when they are placed in the Owner's personal folder at the Internet Service Center.

5.03 OWNERSHIP

The Owner is the person who has the ability to exercise the rights within this Contract.

The Owner may name only his or her spouse as a joint Owner. Joint Owner(s) will be treated as having equal, undivided interests in the Contract, including rights of survivorship. Either joint Owner, independently of the other, may exercise any Ownership rights in the Contract.

Before the Annuity Commencement Date, the Owner has the right to change the Annuitant at any time by notifying LNL of the change in writing or through the Internet Service Center. The Annuitant may not be changed in a Contract owned by a non-natural person. The Owner may also name a contingent Annuitant by notifying LNL in writing or through the Internet Service Center. The contingent Annuitant designation is no longer applicable after the Annuity Commencement Date.


5.04 ASSIGNMENTS

If used with an Individual Retirement Annuity, the Contract will not be transferable. It may not be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose.

5.05 INCONTESTABILITY

LNL will not contest this Contract.


5.06 MISSTATEMENT OF AGE AND/OR SEX

If the age and/or sex of the Annuitant has been misstated, the benefits available under this Contract will be those which the Purchase Payments would have purchased using the correct age and/or sex. Any underpayment already made by LNL will be made up immediately and any overpayments already made by LNL will be charged against the annuity payments falling due after the correction is made.


5.07 NONPARTICIPATING

The Contract is nonparticipating and will not share in the surplus earnings of LNL.


5.08 VOTING RIGHTS

LNL will vote the Fund and Series shares held in the VAA at meetings of the various Funds and Series. The votes will be cast according to the instructions of Owners with interests in a Fund or Series. An Owner may give instructions for a number of votes equal to the Owner's percentage interest in a subaccount of the total number of votes attributable to the subaccount, fractional shares will be recognized.

Ownership of this Contract will not entitle any person to vote at any meeting of shareholders of LNL.


5.09 OWNERSHIP OF THE ASSETS

LNL will have exclusive and absolute ownership and control of its assets, including all assets in the Variable Account.


5.10 REPORTS

LNL will send a report to the Owner at least once each Contract Year. The report will be mailed electronically to the last e-mail address known to LNL. The report will include a statement of the number of units credited to the Variable Account under this Contract and the dollar value of such units. The information in the report will be as of a date not more than one month prior to the date of e-mailing the report. In addition, LNL will e-mail to the Owner at least once in each Contract Year a report of the investments held in the Subaccounts under this Contract. These reports will also be available through the Internet Service Center.


5.11 PREMIUM TAX

State and local government premium tax, if applicable, will be deducted from Purchase Payments or Contract Value when incurred by LNL or at another time of LNL's choosing.


5.12 MAXIMUM ISSUE AGE

This Contract will not be issued to Owners or joint Owners over the age of 85.

                                     ARTICLE 6
               ANNUITY PURCHASE RATES UNDER A VARIABLE PAYMENT OPTION


                  DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                         PURCHASED WITH EACH $1,000 APPLIED
                               SINGLE LIFE ANNUITIES

------------------------------------------------------------------------------
          MALE       MALE       MALE        FEMALE       FEMALE       FEMALE
        WITH NO   WITH 120    WITH 240      WITH NO     WITH 120     WITH 240
        PERIOD     MONTHS      MONTHS        PERIOD      MONTHS        MONTH
AGE     CERTAIN    CERTAIN     CERTAIN      CERTAIN      CERTAIN      CERTAIN
------------------------------------------------------------------------------
60        $6.29      $6.16       $5.75        $5.73        $5.68        $5.48
------------------------------------------------------------------------------
61        $6.42      $6.27       $5.81        $5.83        $5.77        $5.54
------------------------------------------------------------------------------
62        $6.56      $6.39       $5.87        $5.94        $5.86        $5.61
------------------------------------------------------------------------------
63        $6.71      $6.51       $5.93        $6.05        $5.96        $5.67
------------------------------------------------------------------------------
64        $6.88      $6.64       $5.98        $6.17        $6.07        $5.74
------------------------------------------------------------------------------

------------------------------------------------------------------------------
65        $7.05      $6.77       $6.04        $6.30        $6.19        $5.80
------------------------------------------------------------------------------
66        $7.24      $6.91       $6.09        $6.44        $6.31        $5.87
------------------------------------------------------------------------------
67        $7.44      $7.06       $6.14        $6.59        $6.43        $5.93
------------------------------------------------------------------------------
68        $7.65      $7.21       $6.19        $6.75        $6.57        $6.00
------------------------------------------------------------------------------
69        $7.88      $7.36       $6.24        $6.93        $6.71        $6.06
------------------------------------------------------------------------------

------------------------------------------------------------------------------
70        $8.13      $7.52       $6.28        $7.11        $6.86        $6.12
------------------------------------------------------------------------------
71        $8.38      $7.68       $6.32        $7.32        $7.02        $6.17
------------------------------------------------------------------------------
72        $8.66      $7.85       $6.35        $7.54        $7.19        $6.23
------------------------------------------------------------------------------
73        $8.95      $8.01       $6.38        $7.79        $7.36        $6.27
------------------------------------------------------------------------------
74        $9.27      $8.18       $6.41        $8.05        $7.54        $6.32
------------------------------------------------------------------------------

------------------------------------------------------------------------------
75        $9.61      $8.35       $6.44        $8.34        $7.72        $6.36
------------------------------------------------------------------------------
76        $9.97      $8.52       $6.46        $8.64        $7.91        $6.39
------------------------------------------------------------------------------
77       $10.36      $8.69       $6.47        $8.97        $8.10        $6.42
------------------------------------------------------------------------------
78       $10.78      $8.86       $6.49        $9.33        $8.30        $6.45
------------------------------------------------------------------------------
79       $11.23      $9.02       $6.50        $9.72        $8.49        $6.47
------------------------------------------------------------------------------

------------------------------------------------------------------------------
80       $11.71     $9.18        $6.51       $10.14        $8.69        $6.49
------------------------------------------------------------------------------
81       $12.22     $9.33        $6.52       $10.60        $8.88        $6.50
------------------------------------------------------------------------------
82       $12.77     $9.47        $6.53       $11.10        $9.07        $6.52
------------------------------------------------------------------------------
83       $13.36     $9.61        $6.53       $11.64        $9.24        $6.52
------------------------------------------------------------------------------
84       $13.99     $9.74        $6.53       $12.23        $9.41        $6.53
------------------------------------------------------------------------------

------------------------------------------------------------------------------
85       $14.66     $9.85        $6.54       $12.87        $9.57        $6.53
------------------------------------------------------------------------------

                             JOINT AND SURVIVOR ANNUITIES

                     --------------------------------------------
                                WITH NO     WITH 120     WITH 240
                     JOINT       PERIOD       MONTHS       MONTHS
                       AGE      CERTAIN      CERTAIN      CERTAIN
                     --------------------------------------------
                       60        $5.27        $5.28        $5.25
                     --------------------------------------------
                       61        $5.35        $5.35        $5.31
                     --------------------------------------------
                       62        $5.43        $5.43        $5.38
                     --------------------------------------------
                       63        $5.51        $5.52        $5.45
                     --------------------------------------------
                       64        $5.60        $5.61        $5.52
                     --------------------------------------------

                     --------------------------------------------
                       65        $5.70        $5.70        $5.59
                     --------------------------------------------
                       66        $5.80        $5.80        $5.66
                     --------------------------------------------
                       67        $5.92        $5.91        $5.74
                     --------------------------------------------
                       68        $6.04        $6.03        $5.81
                     --------------------------------------------
                       69        $6.17        $6.15        $5.89
                     --------------------------------------------

                     --------------------------------------------
                       70        $6.31        $6.29        $5.96
                     --------------------------------------------
                       71        $6.46        $6.43        $6.03
                     --------------------------------------------
                       72        $6.62        $6.58        $6.10
                     --------------------------------------------
                       73        $6.79        $6.73        $6.16
                     --------------------------------------------
                       74        $6.98        $6.90        $6.22
                     --------------------------------------------

                     --------------------------------------------
                       75        $7.19        $7.08        $6.28
                     --------------------------------------------
                       76        $7.40        $7.26        $6.32
                     --------------------------------------------
                       77        $7.64        $7.45        $6.37
                     --------------------------------------------
                       78        $7.89        $7.65        $6.41
                     --------------------------------------------
                       79        $8.17        $7.86        $6.44
                     --------------------------------------------

                     --------------------------------------------
                       80        $8.47        $8.07        $6.47
                     --------------------------------------------
                       81        $8.79        $8.28        $6.49
                     --------------------------------------------
                       82        $9.14        $8.50        $6.50
                     --------------------------------------------
                       83        $9.51        $8.71        $6.52
                     --------------------------------------------
                       84        $9.92        $8.92        $6.53
                     --------------------------------------------

                     --------------------------------------------
                       85       $10.35        $9.12        $6.53
                     --------------------------------------------



                               AGE ADJUSTMENT TABLE

               --------------------------------------------------
                  YEAR OF    ADJUSTMENT     YEAR OF    ADJUSTMENT
                  BIRTH        TO AGE        BIRTH       TO AGE
               --------------------------------------------------
               Before 1920       +2        1960-1969       -3
               --------------------------------------------------
                1920-1929        +1        1970-1979       -4
               --------------------------------------------------
                1930-1939         0        1980-1989       -5
               --------------------------------------------------
                1940-1949        -1        1990-1999       -6
               --------------------------------------------------
                1950-1959        -2           ETC.         ETC.
               --------------------------------------------------

                                       ANNUITY
                                       CONTRACT



                     FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

                               BENEFIT PAYMENT OPTIONS

                                  NON-PARTICIPATING




                        If you have any questions concerning
                           this Contract, please contact
                              Lincoln National Life by
                                mail or through the
                              Internet Service Center



                                  LINCOLN NATIONAL
                               LIFE INSURANCE COMPANY

                              1300 SOUTH CLINTON STREET
                                    P.O. BOX 2340
                              FORT WAYNE, INDIANA 46801

                           URL: http:\\www.[annuitynet].com